Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in each Registration Statement on Form S-8 (No. 33-53585, 333-03265, 333-95739, 333-52452, 333-52454 and 333-89532) of Deluxe Corporation of our report dated February 12, 2007 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Minneapolis, Minnesota

February 15, 2007